Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                 Contact:                David M. Findlay
                                                                                                                                            President and
                                                                                                                                            Chief Financial Officer
                                                                                                                                            (574) 267-9197
                                                                                                                                            david.findlay@lakecitybank.com

Lake City Bank Reports Record High
Quarterly and Annual Net Income

Warsaw, Indiana (January 27, 2014) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported record high net income of $38.8 million for 2013.  Net income increased 10% from $35.4 million for 2012.  Diluted net income per common share increased 8% to $2.33 for 2013 versus $2.15 for 2012.  This per share performance also represents a record level for the company and its shareholders.

The company further reported record quarterly net income of $10.6 million for the fourth quarter of 2013, an increase of 23%, versus $8.6 million in the fourth quarter of 2012.  Diluted net income per share was $0.63 for the fourth quarter of 2013, an increase of 21%, versus $0.52 for the comparable period of 2012. This performance represents the highest quarterly and annual net income and earnings per share in the company’s 141 year history.

Michael L. Kubacki, Chairman and Chief Executive Officer, commented, “We’ve always believed that by adhering to our long term strategy of consistently taking care of clients each and every day, we would create value for our shareholders.  The entire Lake City Bank team is proud of the strong earnings performance in the fourth quarter and for the full year.  And our shareholders have benefitted as well, as they were rewarded with a healthy dividend and a 50% increase in our stock price in 2013.”

The company also announced that the board of directors approved a cash dividend for the fourth quarter of $0.19 per share, payable on February 5, 2014, to shareholders of record as of January 25, 2014.  The quarterly dividend represents a 12% increase over the quarterly dividends paid for each quarter of 2012.

Kubacki further observed, “With the January 2014 opening of our second office in the Indianapolis market, we are continuing to expand the business organically.  While Indianapolis represents our newest market, we’re getting great traction in that market and are pleased with the growth we’ve experienced there. Overall, it was a positive year as we experienced good loan growth in every market we serve.”

David M. Findlay, President and Chief Financial Officer, stated, “In the fourth quarter, we grew our loan portfolio by $142 million, or 6%, versus the third quarter.  This represents the largest quarterly loan growth in our history.  For the full year, total loans grew by 12%, or $278 million.  We believe that this lending growth is reflective of the strengthening regional economy and of our further market share expansion.  We are clearly focused on growing our balance sheet through lending more money in our Northern and Central Indiana markets.  This robust loan growth is further evidence of our mission to be the acknowledged and recognized leader in Indiana community banking.”

For the year ended December 31, 2013, the company’s average total loans increased 6% from $2.22 billion to $2.34 billion.  Average total loans for the fourth quarter of 2013 were $2.46 billion versus $2.21 billion for the fourth quarter of 2012, an increase of 11%.  Total loans outstanding grew $277.6 million, or 12%, from $2.26 billion as of December 31, 2012 to $2.54 billion as of December 31, 2013.  On a linked quarter basis, average total loans increased $109.4 million, or 5%, from $2.35 billion for the third quarter of 2013 to $2.46 billion for the fourth quarter of 2013.

The company’s net interest margin was 3.33% in the fourth quarter of 2013, up from  3.10% for the fourth quarter of 2012. Further, the net interest margin improved from 3.29% in the third quarter of 2013.  Despite downward pressure on loan and investment portfolio yields, the company improved its net interest margin in each quarter of 2013 as a result of declines in deposit rates and overall funding costs.

The company’s tangible book value per common share increased 7% in 2013 from $18.00 to $19.36.  As a result, the company’s tangible common equity to tangible assets ratio was 10.05% at December 31, 2013 compared to 9.63% at December 31, 2012 and 10.25% at September 30, 2013.  Average total deposits for the quarter ended December 31, 2013 were $2.58 billion versus $2.48 billion for the third quarter of 2013 and $2.55 billion for the fourth quarter of 2012.

For the fourth consecutive quarter, the company did not record a provision for loan losses. As a result, the provision for loan losses for 2013 was $0 versus $2.5 million in 2012.  The absence of a provision for loan losses was generally driven by the stabilization and improvement in key loan quality metrics, including lower levels of net charge offs, appropriate reserve coverage of nonperforming loans, continuing signs of stabilization in the economic conditions of the company’s markets and general signs of improvement in its borrowers’ performance and future prospects.  The company’s allowance for loan losses as of December 31, 2013 was $48.8 million compared to $51.4 million as of December 31, 2012 and $49.8 million as of September 30, 2013.  The allowance for loan losses represented 1.92% of total loans as of December 31, 2013 versus 2.28% at December 31, 2012 and 2.08% as of September 30, 2013.  Further, the allowance for loan losses as a percentage of nonperforming loans increased to 204% as of December 31, 2013 versus 167% at December 31, 2012 and 215% as of September 30, 2013.

For the year ended December 31, 2013, net charge-offs totaled $2.6 million versus $4.5 million in 2012, a decline of 41%.  Net charge-offs totaled $1.0 million in the fourth quarter of 2013 versus $1.7 million during the fourth quarter of 2012 and $831,000 during the linked third quarter of 2013.  Nonperforming assets decreased 23% to $24.4 million as of December 31, 2013 versus $31.6 million as of December 31, 2012.  The decrease in nonperforming assets during 2013 primarily resulted from the removal of two commercial credits totaling $8.4 million from the impaired category, as well as charge-offs taken and payments received on nonperforming loans.  The ratio of nonperforming assets to total assets at December 31, 2013 was 0.77% versus 1.03% at December 31, 2012 and 0.77% at September 30, 2013.

Findlay observed, “The strength of our balance sheet is critical to our ability to continue to lend money to growing businesses and retail banking clients in our Indiana markets.  Our consistent earnings performance, combined with a prudent capital structure, has put us in a position of strength as a lender and we will continue to target quality loan growth throughout 2014.”

For the year ended December 31, 2013, the company's noninterest income increased 22% from $25.2 million to $30.7 million.  The company’s noninterest income increased $573,000, or 8%, to $7.9 million for the fourth quarter of 2013, versus $7.3 million for the fourth quarter of 2012.  On a year-over-year basis, quarterly noninterest income was positively impacted by a $661,000 increase in investment brokerage fees, driven by higher trading volumes and improvements in product mix.  Income from bank owned life insurance increased $216,000, and other income increased by $455,000, driven by a $151,000 increase in income from leases.  On a linked quarter basis, noninterest income increased by $69,000 from $7.8 million in the third quarter of 2013.

Kubacki concluded, “We experienced great growth in fee-based services in 2013 as we continued to expand relationships with our existing clients.  We are very focused on establishing broader relationships with our clients and will remain committed to this in 2014.  We have the technology-driven solutions that clients benefit from and we’ll continue to grow existing relationships and add more.”

For the year ended December 31, 2013, noninterest expense increased 9% from $57.7 million in 2012 to $62.8 million.  The company’s noninterest expense increased $2.0 million, or 14%, to $16.5 million in the fourth quarter of 2013 versus $14.5 million in the comparable quarter of 2012.  On a linked quarter basis, noninterest expense increased by $262,000 from $16.3 million in the third quarter of 2013.  On a year-over-year basis, salaries and employee benefits increased by $1.2 million in the three month period ended December 31, 2013 versus the same period of 2012.  These increases in salary and employee benefits were driven by staff additions, normal merit increases, increased health insurance costs and higher performance incentive-based compensation costs.  Quarterly data processing fees increased by $186,000 due to a larger customer base as well as greater utilization of services from the company’s core processor, which the company expects will improve marketing and cross-selling initiatives.  In addition, other expense increased $302,000 during the fourth quarter of 2013, driven by higher advertising expenses.  The company's efficiency ratio was 51% for the fourth quarter of 2013 compared to 52% for the fourth quarter of 2012, and 53% for the linked third quarter of 2013, which consistently ranks in the top quartile of peer financial institutions in the country.

Lakeland Financial Corporation is a $3.2 billion bank holding company headquartered in Warsaw, Indiana.  Lake City Bank, its single bank subsidiary, is the fourth largest bank in the state, and the largest bank 100% invested in Indiana. Lake City Bank operates 46 offices in Northern and Central Indiana, delivering technology driven and client-centric financial services solutions to individuals and businesses.

Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com. The company’s common stock is traded on the Nasdaq Global Select Market under “LKFN.”

In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures.  Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax.  A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the company and its business, including factors that could materially affect the company’s financial results, is included in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K.

LAKELAND FINANCIAL CORPORATION
FOURTH QUARTER 2013 FINANCIAL HIGHLIGHTS
(Unaudited – Dollars in thousands except per share data)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2013	2013	2012	2013	2012
END OF PERIOD BALANCES
Assets	$ 3,175,764	$ 3,041,237	$ 3,064,144	$ 3,175,764	$ 3,064,144
Deposits	2,546,068	2,444,826	2,581,756	2,546,068	2,581,756
Loans	2,535,098	2,392,715	2,257,520	2,535,098	2,257,520
Allowance for Loan Losses	48,797	49,804	51,445	48,797	51,445
Total Equity	321,964	314,544	297,828	321,964	297,828
Tangible Common Equity	318,914	311,508	294,821	318,914	294,821
AVERAGE BALANCES
Total Assets	$ 3,109,027	$ 3,002,273	$ 3,035,160	$ 3,009,738	$ 2,976,239
Earning Assets	2,942,828	2,825,503	2,731,083	2,833,505	2,720,783
Investments	473,623	464,652	482,912	474,711	477,010
Loans	2,460,396	2,350,983	2,212,867	2,343,422	2,216,131
Total Deposits	2,577,777	2,479,452	2,546,704	2,505,340	2,505,195
Interest Bearing Deposits	2,111,449	2,044,976	2,175,268	2,087,870	2,151,094
Interest Bearing Liabilities	2,307,167	2,242,072	2,347,434	2,265,303	2,316,375
Total Equity	319,620	310,070	297,982	310,627	287,866
INCOME STATEMENT DATA
Net Interest Income	$ 24,298	$ 22,972	$ 20,866	$ 90,439	$ 87,671
Net Interest Income-Fully Tax Equivalent	24,780	23,429	21,300	92,235	89,277
Provision for Loan Losses	0	0	1,250	0	2,549
Noninterest Income	7,878	7,809	7,305	30,737	25,196
Noninterest Expense	16,528	16,266	14,511	62,778	57,742
Net Income	10,588	9,769	8,602	38,839	35,394
PER SHARE DATA
Basic Net Income Per Common Share	$ 0.64	$ 0.59	$ 0.53	$ 2.36	$ 2.17
Diluted Net Income Per Common Share	0.63	0.59	0.52	2.33	2.15
Cash Dividends Declared Per Common Share	0.19	0.19	0.34	0.57	0.835
Book Value Per Common Share (equity per share issued)	19.54	19.11	18.18	19.54	18.18
Tangible Book Value Per Common Share	19.36	18.93	18.00	19.36	18.00
Market Value – High	39.32	34.69	27.89	39.32	28.82
Market Value – Low	31.72	27.74	23.47	23.92	23.47
Basic Weighted Average Common Shares Outstanding	16,466,461	16,451,199	16,356,551	16,436,131	16,323,870
Diluted Weighted Average Common Shares Outstanding	16,688,793	16,634,933	16,502,313	16,634,338	16,482,937
KEY RATIOS
Return on Average Assets	1.35%	1.29%	1.13%	1.29%	1.19%
Return on Average Total Equity	13.14	12.50	11.48	12.50	12.30
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	51.37	52.84	51.51	51.81	51.16
Average Equity to Average Assets	10.28	10.33	9.82	10.32	9.67
Net Interest Margin	3.33	3.29	3.10	3.26	3.28
Net Charge Offs to Average Loans	0.16	0.14	0.31	0.11	0.20
Loan Loss Reserve to Loans	1.92	2.08	2.28	1.92	2.28
Loan Loss Reserve to Nonperforming Loans	203.79	214.71	166.60	203.79	166.60
Loan Loss Reserve to Nonperforming Loans
and Performing TDR's	117.13	108.07	96.68	117.13	96.68
Nonperforming Loans to Loans	0.94	0.97	1.37	0.94	1.37
Nonperforming Assets to Assets	0.77	0.77	1.03	0.77	1.03
Total Impaired and Watch List Loans to Total Loans	6.64	7.16	8.15	6.64	8.15
Tier 1 Leverage	11.25	11.37	10.46	11.25	10.46
Tier 1 Risk-Based Capital	12.99	13.39	13.01	12.99	13.01
Total Capital	14.25	14.65	14.27	14.25	14.27
Tangible Capital	10.05	10.25	9.63	10.05	9.63
ASSET QUALITY
Loans Past Due 30 - 89 Days	$ 1,968	$ 3,262	$ 4,253	$ 1,968	$ 4,253
Loans Past Due 90 Days or More	46	364	50	46	50
Non-accrual Loans	23,899	22,833	30,829	23,899	30,829
Nonperforming Loans (includes nonperforming TDR's)	23,945	23,197	30,879	23,945	30,879
Other Real Estate Owned	469	117	667	469	667
Other Nonperforming Assets	12	10	23	12	23
Total Nonperforming Assets	24,426	23,324	31,569	24,426	31,569
Performing Troubled Debt Restructurings	17,714	22,888	22,332	17,714	22,332
Nonperforming Troubled Debt Restructurings (included in
nonperforming loans)	18,531	18,691	28,506	18,531	28,506
Total Troubled Debt Restructurings	36,245	41,579	50,838	36,245	50,838
Impaired Loans	43,218	47,347	58,935	43,218	58,935
Non-Impaired Watch List Loans	125,045	124,075	125,158	125,045	125,158
Total Impaired and Watch List Loans	168,263	171,422	184,093	168,263	184,093
Gross Charge Offs	1,182	1,297	1,855	4,052	5,922
Recoveries	174	466	138	1,404	1,418
Net Charge Offs/(Recoveries)	1,008	831	1,717	2,648	4,504

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
As of December 31, 2013 and 2012
(in thousands, except share data)

	December 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Cash and due from banks	$ 55,727	$ 156,666
Short-term investments	7,378	75,571
Total cash and cash equivalents	63,105	232,237

Securities available for sale (carried at fair value)	468,967	467,021
Real estate mortgage loans held for sale	1,778	9,452

Loans, net of allowance for loan losses of $48,797 and $51,445	2,486,301	2,206,075

Land, premises and equipment, net	39,335	34,840
Bank owned life insurance	62,883	61,112
Federal Reserve and Federal Home Loan Bank stock	10,732	10,732
Accrued interest receivable	8,577	8,484
Goodwill	4,970	4,970
Other intangible assets	0	47
Other assets	29,116	29,174
Total assets	$ 3,175,764	$ 3,064,144

LIABILITIES AND EQUITY

LIABILITIES
Noninterest bearing deposits	$ 479,606	$ 407,926
Interest bearing deposits	2,066,462	2,173,830
Total deposits	2,546,068	2,581,756

Short-term borrowings
Federal funds purchased	11,000	0
Securities sold under agreements to repurchase	104,876	121,883
Other short-term borrowings	146,000	0
Total short-term borrowings	261,876	121,883

Long-term borrowings	37	15,038
Subordinated debentures	30,928	30,928
Accrued interest payable	2,918	4,758
Other liabilities	11,973	11,953
Total liabilities	2,853,800	2,766,316

EQUITY
Common stock: 90,000,000 shares authorized, no par value
16,475,716 shares issued and 16,377,449 outstanding as of December 31, 2013
16,377,247 shares issued and 16,290,136 outstanding as of December 31, 2012	93,249	90,039
Retained earnings	233,108	203,654
Accumulated other comprehensive income/(loss)	(2,494)	5,689
Treasury stock, at cost (2013 - 98,267 shares, 2012 - 87,111 shares)	(1,988)	(1,643)
Total stockholders' equity	321,875	297,739
Noncontrolling interest	89	89
Total equity	321,964	297,828
Total liabilities and equity	$ 3,175,764	$ 3,064,144

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months and Twelve Months Ended December 31, 2013 and 2012
(in thousands except for share and per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
NET INTEREST INCOME	2013	2012	2013	2012
Interest and fees on loans
Taxable	$ 25,288	$ 24,960	$ 98,757	$ 102,749
Tax exempt	98	108	402	441
Interest and dividends on securities
Taxable	1,838	886	5,398	8,311
Tax exempt	817	706	3,124	2,800
Interest on short-term investments	9	25	55	68
Total interest income	28,050	26,685	107,736	114,369

Interest on deposits	3,380	5,315	15,745	24,667
Interest on borrowings
Short-term	141	112	490	441
Long-term	231	392	1,062	1,590
Total interest expense	3,752	5,819	17,297	26,698

NET INTEREST INCOME	24,298	20,866	90,439	87,671
Provision for loan losses	0	1,250	0	2,549
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	24,298	19,616	90,439	85,122

NONINTEREST INCOME
Wealth advisory fees	952	1,053	3,847	3,823
Investment brokerage fees	1,287	626	4,736	3,061
Service charges on deposit accounts	2,258	2,078	8,806	8,015
Loan, insurance and service fees	1,612	1,761	6,404	5,876
Merchant card fee income	340	281	1,265	1,130
Bank owned life insurance income	469	253	1,653	973
Other income	735	280	2,488	1,174
Mortgage banking income	225	972	1,431	2,546
Net securities gains (losses)	0	1	107	(376)
Other than temporary impairment loss on available-for-sale securities:
Total impairment losses recognized on securities	0	0	0	(1,026)
Loss recognized in other comprehensive income	0	0	0	0
Net impairment loss recognized in earnings	0	0	0	(1,026)
Total noninterest income	7,878	7,305	30,737	25,196

NONINTEREST EXPENSE
Salaries and employee benefits	9,683	8,532	37,176	34,539
Net occupancy expense	844	777	3,376	3,296
Equipment costs	810	718	2,831	2,572
Data processing fees and supplies	1,520	1,334	5,635	4,378
Corporate and business development	485	477	1,777	1,666
FDIC insurance and other regulatory fees	471	515	1,855	2,097
Professional fees	805	550	3,171	2,453
Other expense	1,910	1,608	6,957	6,741
Total noninterest expense	16,528	14,511	62,778	57,742

INCOME BEFORE INCOME TAX EXPENSE	15,648	12,410	58,398	52,576
Income tax expense	5,060	3,808	19,559	17,182
NET INCOME	$ 10,588	$ 8,602	$ 38,839	$ 35,394

BASIC WEIGHTED AVERAGE COMMON SHARES	16,466,461	16,356,551	16,436,131	16,323,870
BASIC EARNINGS PER COMMON SHARE	$ 0.64	$ 0.53	$ 2.36	$ 2.17
DILUTED WEIGHTED AVERAGE COMMON SHARES	16,688,793	16,502,313	16,634,338	16,482,937
DILUTED EARNINGS PER COMMON SHARE	$ 0.63	$ 0.52	$ 2.33	$ 2.15

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
FOURTH QUARTER 2013
(unaudited in thousands)

	December 31,		September 30,		December 31,
	2013		2013		2012
Commercial and industrial loans:
Working capital lines of credit loans	$ 457,690	18.1%	$ 462,098	19.3%	$ 439,638	19.5%
Non-working capital loans	443,877	17.5	435,968	18.2	407,184	18.0
Total commercial and industrial loans	901,567	35.6	898,066	37.5	846,822	37.5

Commercial real estate and multi-family residential loans:
Construction and land development loans	157,630	6.2	117,733	4.9	82,494	3.7
Owner occupied loans	370,386	14.6	371,500	15.5	358,617	15.9
Nonowner occupied loans	394,748	15.6	392,538	16.4	314,889	13.9
Multifamily loans	63,443	2.5	37,279	1.6	45,011	2.0
Total commercial real estate and multi-family residential loans	986,207	38.9	919,050	38.4	801,011	35.5

Agri-business and agricultural loans:
Loans secured by farmland	133,458	5.3	104,807	4.4	109,147	4.8
Loans for agricultural production	120,571	4.8	95,330	4.0	115,572	5.1
Total agri-business and agricultural loans	254,029	10.0	200,137	8.4	224,719	10.0

Other commercial loans	70,770	2.8	55,797	2.3	56,807	2.5
Total commercial loans	2,212,573	87.3	2,073,050	86.6	1,929,359	85.5

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	125,444	4.9	119,788	5.0	109,823	4.9
Open end and junior lien loans	146,946	5.8	151,726	6.3	161,366	7.1
Residential construction and land development loans	4,640	0.2	4,705	0.2	11,541	0.5
Total consumer 1-4 family mortgage loans	277,030	10.9	276,219	11.5	282,730	12.5

Other consumer loans	46,125	1.8	44,091	1.8	45,755	2.0
Total consumer loans	323,155	12.7	320,310	13.4	328,485	14.5
Subtotal	2,535,728	100.0%	2,393,360	100.0%	2,257,844	100.0%
Less: Allowance for loan losses	(48,797)		(49,804)		(51,445)
Net deferred loan fees	(630)		(645)		(324)
Loans, net	$2,486,301		$2,342,911		$2,206,075